Exhibit 10.26

                                F5 NETWORKS, INC.

                                  JOANN REITER
                               VP, GENERAL COUNSEL
                             2003 COMPENSATION PLAN

COMPENSATION CATEGORIES

The total compensation package is designed to provide the VP, General Counsel $216,367 in annual income, plus upside earnings potential, according to the following categories:

1. ANNUAL BASE SALARY: Compensation for managing the efforts of Legal team. $180,306 payable bi-weekly in arrears.

2. INCENTIVE COMPENSATION: Offered to the VP, General Counsel for leading her team to meet their objectives. 50% of the incentive compensation will be based on successfully achieving each quarterly revenue goal. The other 50% of the incentive compensation will be based on achieving each quarterly EBITDA goal. Target annual income from incentive compensation is $36,061 at plan (20% of base salary), plus significant upside for exceeding goals.

PAYMENT TERMS

The incentive compensation will be paid linearly above 80% of targeted goals. (i.e.: 80% of the possible incentive compensation will be paid for revenues at 80% of goal, 90% is paid for revenues at 90% of goal.) There is no limit, however both goals must hit 100% for the accelerator to apply. No incentive compensation will be paid for results less than 80% of goals. If earned, payments will be made quarterly.

EFFECTIVE DATE AND TERM

This plan shall take effect on October 1, 2002 and shall remain in effect until September 30, 2003.

TERMINATION

If the VP, General Counsel's employment terminates prior to the end of the fiscal 2003, she will be eligible to receive incentive compensation payments only through the end of the last full quarter employed.

NOTICES

F5 Networks reserves the right to change, alter or cancel any provision contained within this plan upon written notice to the VP, General Counsel. Nothing in this plan is intended to grant a right to employment for any specific term.

AMIGUITIES AND INCONSISTENCIES

This plan has been carefully considered and is meant to be reasonable and complete. When circumstances occur which require special interpretation, however, it shall be the responsibility of the CEO and the Compensation Committee to determine the intent of the plan and to render a judgment, which is fair to both the VP, General Counsel, and the company.

ACCEPTANCE OF PLAN AND CONDITIONS

/s/John McAdam                /s/Joann Reiter
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John McAdam                   Joann Reiter
CEO and President             VP, General Counsel

November 12, 2002             November 12, 2002
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Date                          Date